                                                                     EXHIBIT (4)


[NATIONAL SECURITY LIFE AND ANNUITY COMPANY LOGO]      [Logo will print here]



WE WILL PAY the benefits of this contract subject to its terms.

Our Home Office is at 100 Court Street, Binghamton, New York, 13902.

Our Administrative Office is at One Financial Way, Cincinnati, Ohio 45242.


                                   SIGNATURES
                                [Will print here]

10 DAY RIGHT TO EXAMINE THE CONTRACT: You have a right to cancel this contract within 10 days after you receive it. You may return it to us or to our agent for any reason within those 10 days. We will refund an amount equal to the sum of
(1) and (2), where (1) is the difference between the premiums paid, including any fees or other charges, and the amounts, if any, allocated to any separate accounts under the contract and (2) is the cash value of the contract, or, if the contract does not have a cash value, the reserve for the contract, on the date of surrender attributable to the amounts so allocated.

The refunded amount referred to in the provision above is determined without regard for any extra credit amounts provided by us.

ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT MAY INCREASE OR DECREASE ACCORDING TO THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. BENEFITS ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED-DOLLAR AMOUNT.


               FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT
                           Flexible Purchase Payments
                                Nonparticipating
                            Benefits Nontransferable



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FORM NS-02-VA-07.5                                                        PAGE 1

                 POLICY CONTENTS
                                                   PAGE


CONTRACT SPECIFICATIONS                             3
     Investment Subaccounts                         4
DEFINITIONS                                         5
     1940 Act                                       5
     Age                                            5
     Annuitant                                      5
     Annuity Payout Date                            5
     Beneficiary                                    5
     Betterment of Rate Amount                      5
     Code                                           5
     IRA                                            5
     Proof of Death                                 6
     Subaccount                                     6
     VAA                                            6
     Valuation Period                               6
     We and You                                     6
GENERAL PROVISIONS                                  6
     Contract                                       6
     Ownership                                      7
     Nontransferability                             7
     Beneficiary                                    7
     Change of Beneficiary                          8
     General Account and VAA                        8
     Investments of VAA                             8
     Nonparticipating                               8
     Evidence of Sex, Age or Survival               8
     Misstatement of Age or Sex                     8
     Incontestability                               8
     Contract Payments                              9
     Supplementary Agreement                        9
     Voting Rights                                  9
     Reports                                        9
     Notice                                         9
     Individual Retirement Annuities                9
PURCHASE PROVISIONS                                 9
     Purchase Payments                              9
     Allocation of Purchase Payments               10
     Extra Credit                                  10
VALUATION PROVISIONS                               10
     Contract Value                                10
     Fixed Accumulation Account                    10
     Dollar Cost Averaging Account                 11
     Variable Accumulation Account                 11
     Net Investment Factor                         12
     Splitting Units                               12
     Taxes                                         12
ACCUMULATION PERIOD PROVISIONS                     12
     Transfers Among Subaccounts and to
       Fixed Accumulation Account                  12
     Transfers from the Fixed Accumulation
       Account to VAA                              13
     Transfers from the Dollar Cost
       Averaging Account                           13
     Portfolio Rebalancing                         14
     Surrender                                     14
     Withdrawals                                   14
     Deferral of Payment on Surrender,
       Withdrawals and Loans                       15
     Deferred Premium Tax                          15
     Contingent Deferred Sales Charge              15
     Waiver of Contingent Deferred Sales
       Charge                                      16
     Death Benefit During Accumulation
       Period                                      16
     Death of the Owner                            17
     Contract Administration Charge                17
SETTLEMENT PROVISIONS                              18
     General                                       18
     Elections                                     18
     Pension Plan                                  18
     IRA Restrictions                              18
     Determination of Amount To Be Applied         19
     Effect of Settlement on Accumulation
       Units                                       19
     Change of Annuity Payout Date                 19
     Annuity Payment Amounts                       19
     Annuity Unit Value                            20
     Change in Subaccount                          20
     Limitation on Availability of Options         20
     Alternate Annuity Option                      20
     Betterment of Rate Amount                     21
     Death Benefit After the Annuity
       Payout Date                                 21
     Spendthrift Provision                         21
     Description of Annuity Options                21
     Life Annuity Options                          21
     Joint and Survivor Life Annuity Options       21
ANNUITY OPTION TABLES                              23

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FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY       PAGE 2

CONTRACT SPECIFICATIONS

     Contract Number:  [00000000]

     Annuitant:  [John Doe]

     Annuitant's Date of Birth:  [05/01/1948]

     Owner:  [John Doe]

     Beneficiary:  [Jane Doe]

     Contingent Beneficiary:  [Jason Doe]

     Initial Payment:  [$5,000]

        Additional Purchase Payments May Be Made. See PURCHASE PAYMENTS Section.

     Contract Date:  [05/01/1998]

     Annuity Payout Date:  First Day of [May, 2010]

     Type of Plan:  [401(K)]

     Riders:

     [Minimum Death Benefit Rider:

         Charge:  .0% Annually]


     [Optional Minimum Death Benefit Rider:

         Charge:  .10% Annually]



     Charges:

          Annual Contract Administration Charge: $30 (waived on anniversaries where the Contract Value equals or exceeds $50,000)

          Mortality and Expense Risk Charge: 1.15% Annually (.003133% Daily)

          Administration Expense Charge: 0.25% Annually (.000684% Daily)

          Transfer Fee: $10.00 per transfer (waived for the first 12 transfers in any contract year)

          With the combined annual subaccount charges for mortality and expense risk assumptions and administration expense of 1.40%, the smallest rate of investment return required to ensure that the dollar amount of the variable annuity payments does not decrease is 4.40% for variable annuity options based on the assumed interest rate (AIR) of 3%.

     Table of Contingent Deferred Sales Charge Factors

--------------------------------------------------------------------------------
          Year of                   Contingent Deferred
      Purchase Payment              Sales Charge Factors
--------------------------------------------------------------------------------
            1st                              9%
--------------------------------------------------------------------------------
            2nd                              8%
--------------------------------------------------------------------------------
            3rd                              7%
--------------------------------------------------------------------------------
            4th                              6%
--------------------------------------------------------------------------------
            5th                              5%
--------------------------------------------------------------------------------
            6th                              4%
--------------------------------------------------------------------------------
            7th                              2%
--------------------------------------------------------------------------------
            8th                              1%
--------------------------------------------------------------------------------
            9th and later                    0%
--------------------------------------------------------------------------------
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FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY       PAGE 3

INVESTMENT SUBACCOUNTS

     [OHIO NATIONAL FUND, INC.
         Money Market Portfolio
         Equity Portfolio
         Bond Portfolio
         Omni Portfolio
         S&P 500 Index Portfolio
         International Portfolio
         International Small Company Portfolio
         Capital Appreciation Portfolio
         Discovery Portfolio
         Aggressive Growth Portfolio
         Growth & Income Portfolio
         Capital Growth Portfolio
         High Income Bond Portfolio
         Equity Income Portfolio
         Blue Chip Portfolio
         Core Growth Portfolio
         Nasdaq-100 Index Portfolio

     BRINSON SERIES TRUST

         Tactical Allocation Portfolio

     GOLDMAN SACHS VARIABLE INSURANCE TRUST

         Goldman Sachs Growth and Income Fund
         Goldman Sachs CORE U.S. Equity Fund
         Goldman Sachs Capital Growth Fund

     JANUS ASPEN SERIES (SERVICE SHARES)

         Growth Portfolio
         International Growth Portfolio
         Worldwide Growth Portfolio
         Balanced Portfolio

     J. P. MORGAN SERIES TRUST II
         J. P. Morgan Mid Cap Value Portfolio
         J. P. Morgan Small Company Portfolio

     LAZARD RETIREMENT SERIES, INC.

         Small Cap Portfolio
         Emerging Markets Portfolio

     MFS VARIABLE INSURANCE TRUST (SERVICE
           CLASS)

         MFS Investors Growth Stock Series
         MFS Mid Cap Growth Series
         MFS New Discovery Series
         MFS Total Return Series

     PBHG INSURANCE SERIES FUND

         PBHG Technology & Communications
           Portfolio

     THE PRUDENTIAL SERIES FUND, INC.

         Prudential Jennison Portfolio
         20/20 Focus Portfolio

     SALOMON BROTHERS VARIABLE SERIES FUNDS

         Capital Fund
         Total Return Fund
         Investors Fund

     STRONG VARIABLE INSURANCE FUNDS

         Strong Mid Cap Growth Fund II
         Strong Opportunity Fund II

     VARIABLE INSURANCE PRODUCTS FUND SERVICE
           CLASS 2 (FIDELITY)

         VIP Contrafund Portfolio
         VIP Mid Cap Portfolio
         VIP Growth Portfolio]



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FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY       PAGE 4

We will pay an Annuity starting on the Annuity Payout Date if the Annuitant is then living. We will then apply the contract value under the SETTLEMENT PROVISIONS of this contract.

We will make payments to the Beneficiary if the Annuitant dies while this contract is in effect and before the Annuity Payout Date in accordance with the Death Benefit During Accumulation Period provision of this contract.

This contract provides accumulation values and annuity payments on a variable and/or fixed basis under one or more options as selected by you. The dollar amount of the variable annuity payments and the variable portion of the contract value will vary with the investment results of a Separate Account [(VAA)] which we have established. However, we guarantee that the dollar amount of annuity payments will not be affected by mortality experience after such payments have commenced. We also guarantee that the expense charges will not be more than the charges provided for in this contract. The dollar amount of fixed annuity payments are guaranteed. In addition, we pay at least the guaranteed minimum interest rate on the fixed portion of the contract.

Any paid-up annuity, cash surrender, or death benefit that may be payable under this contract will not be less than the minimum benefits required by law in New York.

                                   DEFINITIONS

1940 ACT

     The Investment Company Act of 1940, as amended, or any similar successor federal legislation.

AGE

     Except as otherwise noted, age shall refer to the person's age as of his or her last birthday. Age as used in the Annuity Option Tables is age as of nearest birthday.

ANNUITANT

     The person (or persons, if a joint annuitant is chosen) so named on Page 3, or any other natural person whose length of life measures annuity payments that involve life contingencies.

ANNUITY PAYOUT DATE

     The date shown on Page 3, or the date you later choose under the Change of Annuity Payout Date provision of this contract, or any other date on which annuity payments are to start.

BENEFICIARY

     The person as designated by the Owner who is entitled to receive the Contract Value of this contract if the Annuitant dies before the Annuity Payout Date.

BETTERMENT OF RATE AMOUNT

     The greater of the cash surrender benefit or 95% of what the cash surrender benefit would be if there were no withdrawal charge.

CODE

     The Internal Revenue Code as in effect on the Contract Date.


IRA

     An Individual Retirement Annuity as defined in the Code.




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FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY       PAGE 5

PROOF OF DEATH

     Proof of Death is either:

(1)  an original or a copy of a certified death certificate;

(2) an original or a copy of a certified decree of a court of competent jurisdiction as to the finding of death with reasonable verification that such certified decree has become final; or

(3)  other written proof satisfactory to us.


SUBACCOUNT

     An investment Subaccount may be established within VAA. We reserve the right to limit the number of Subaccounts in which you may invest provided that we will not limit the number of Subaccounts in which you may invest to less than 10 such Subaccounts.

VAA

     An account [(Fund Name to be determined)] that consists of assets we have set aside so that their investment results are kept separate from those of our general assets.

VALUATION PERIOD

     That period of time from one determination of accumulation unit and annuity unit values to their next determination. Such values will be determined as often as we choose to do so. This will occur at least once each week or as often as required by the 1940 Act.

WE AND YOU

     "We", "us" and "our" means National Security Life and Annuity Company. "You" means the Owner of this contract.

                               GENERAL PROVISIONS

CONTRACT

     Your purchase payment(s) and an application, if required, are the consideration for this contract. If an application is submitted, a copy of the application is attached. Your statements are to be considered representations and not warranties. The contract, any riders, endorsements, and any application, if applicable, are the entire agreement.

     We are not a party to, nor are we bound by, any plan or trust in conjunction with this contract. This contract is intended to qualify under the Code for tax favored status. Any reference in this contract to tax laws or rules is for your information and instruction only and such reference to tax laws or rules is not subject to approval or disapproval by the state in which the policy is issued for delivery. We make no representation or warranty concerning whether this contract will qualify for tax favored status nor concerning whether, if it does qualify for such tax favored status, you will derive any tax benefit therefrom. You should ask your tax advisor if you have any questions as to whether this contract qualifies for tax favored status and whether, if it does, you derive any benefit therefrom which would not otherwise be available to you.

     This contract cannot be changed, nor our rights waived, except in a writing signed by our president, vice president or secretary and attached to the contract. READ YOUR CONTRACT CAREFULLY.

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FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY       PAGE 6

     We reserve the right to amend this contract as needed to maintain its status as an annuity under the Internal Revenue Code. If this contract is so amended we will send you a copy of the amendment, together with the applicable regulation, ruling or other requirement imposed by the Internal Revenue Service which requires such amendment.

OWNERSHIP

     The Owner of this contract shall be the person so named on Page 3 of this contract or the heirs, successors or transferees of such person. Any change in the Ownership shall take effect on the date the Notice is signed by you subject to receipt by us.

     If a Joint Owner is named, the Joint Owner will possess an undivided interest in the contract. The exercise of an ownership right in the contract (including the rights to surrender the contract, to make withdrawals from the contract or to change the Contract Owner, the Contingent Owner, the Beneficiary or the Contingent Beneficiary, the Annuity Payout Date or the Annuity Payout Option) shall require a written request signed by both Joint Owners. Upon the death of a Joint Owner, the remaining Joint Owner will become the sole Owner of the contract.

     If a Contingent Owner is named, the Contingent Owner shall become the Owner upon the death of the Owner, or upon the death of both Joint Owners where there are Joint Owners. If more than one Contingent Owner survives the Contract Owner, each will share equally unless otherwise specified in the Contingent Owner designation.

     If no Joint Owner or Contingent Owner survives the Contract Owner, all rights and interests as the Owner of the Contract shall pass to the heirs, successors or transferees of the last surviving Owner, Joint Owner or Contingent Owner.

     If this contract is an IRA, the Annuitant shall be the Owner while living. The Annuitant's interest may not then be forfeited. The contract, if an IRA, is for the sole benefit of the Annuitant and Beneficiaries.

     You have the sole right, without the consent of the Beneficiary or any other person, to exercise all contract rights. If this is a tax-qualified contract, you can transfer ownership to a successor Owner only if such successor Owner is (1) the Annuitant, (2) a trustee or successor trustee of a pension or profit-sharing trust which is qualified under Section 401 of the Code, or (3) the employer of the Annuitant provided that the contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Code for the benefit of the Annuitant. Exercise of any ownership rights under this contract shall not take effect until we receive notice.

NONTRANSFERABILITY

     If this is a tax-qualified contract, you may not sell, assign, discount or pledge this contract as collateral for a loan or to secure the performance of any obligation or for any purpose to any person other than to us, to the Annuitant, or to a trustee or other person exercising ownership rights solely by reason of the terms of a pension or profit-sharing plan or trust qualified under the Code.

     You may not transfer this contract if it is an IRA, except to your spouse incident to a divorce.

BENEFICIARY

     The Beneficiary and any Contingent Beneficiary are named on Page 3, unless changed. If the Beneficiary dies prior to the Annuitant's death, the Contingent Beneficiary becomes the Beneficiary. Unless you have provided otherwise, if there are two or more Beneficiaries, they will receive equal shares. If there is no named Beneficiary or Contingent Beneficiary when the Annuitant has died, you will be deemed to be the Beneficiary.


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FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY       PAGE 7

CHANGE OF BENEFICIARY

     Subject to the terms of any assignment, you may name a new Beneficiary or a new Contingent Beneficiary by notice to us at any time during the lifetime of the Annuitant. Any change in Beneficiary designation shall take effect on the date the Notice is signed by you subject to receipt by us. Any new choice of Beneficiary or Contingent Beneficiary will automatically revoke any prior choice of Beneficiary or Contingent Beneficiary.

GENERAL ACCOUNT AND VAA

     The General Account consists of all our assets other than those we allocate to separate accounts.

     The separate account to which the variable part of contract values and variable annuity payments under this contract relate is VAA, which we have established under New York law to provide variable benefits. We shall have sole and complete ownership and control of all assets in VAA.

     A portion of the assets in the VAA, equal to the contract reserves for such account, shall not be chargeable with liabilities arising out of any other business we may conduct.

INVESTMENTS OF VAA

     All amounts credited to VAA will be used to purchase shares at net asset value of open-end investment companies registered under the 1940 Act. The available investment companies are referred to as "Funds" and shares of any are referred to as "Fund shares". Any and all distributions made by a Fund, in respect to Fund shares held by VAA, will be reinvested to purchase more Fund shares in the same Subaccount at net asset value. Deductions and withdrawals from VAA may be made by redeeming a number of Fund shares, at net asset value, equal in total value to the amount to be deducted or withdrawn. If deemed by us to be in the best interest of all contract owners, VAA may be operated as a management company under the 1940 Act or it may be deregistered under the 1940 Act if such registration is no longer required.

     If there is a substitution of Fund shares or change in operation of VAA, we will issue an endorsement for the contract and take such other action as may be necessary and appropriate to make the substitution or change.

     You will be liable for any loss we suffer if we purchase Fund shares at your direction and, thereafter, we are forced to liquidate such Fund shares because the check or draft issued by you as a purchase payment is dishonored by the bank on which it is drawn.

NONPARTICIPATING

     This contract is nonparticipating. It will not share in our divisible surplus.

EVIDENCE OF SEX, AGE OR SURVIVAL

     Where any payment under this contract depends on the payee's sex, age or survival on a given date, we may require proof thereof prior to making such payment.

MISSTATEMENT OF AGE OR SEX

     If the Annuitant's birth date or sex has been misstated, the benefits shall be such as would have been provided based on the correct birth date and sex. The amount of any over payments shall be charged against benefits to be paid after we learn of a misstatement. The amount of any under payments, accumulated at an annual effective interest rate of 6%, shall be added to benefits to be paid after we learn of a misstatement.

INCONTESTABILITY

     This Contract will not be contestable after it has been inforce, during the Annuitant's lifetime, for two years from its Contract Date.


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FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY       PAGE 8

CONTRACT PAYMENTS

     All sums to be paid by us under this contract are payable at our Administrative Office. We may require you to send us this contract as a condition to any payment.

SUPPLEMENTARY AGREEMENT

     As of the Annuity Payout Date, we may issue a supplementary agreement that sets forth the terms of your annuity option.

VOTING RIGHTS

     We will seek instructions for the voting of Fund shares held on account of the variable part of your contract value or held in VAA, which represent the actuarial liability for variable annuity payments being made. From time to time, we will send you reports on the Fund, proxy material and a form with which you may instruct us how to vote Fund shares.

     After this contract has been effect for one year, you may also vote at our annual meeting of policyholders as provided in our code of regulations and New York law.

REPORTS

     At least once each year after the first, we shall send you a statement reporting the investments held in the separate account as well as amounts held in the Fixed and Dollar Cost Averaging accounts. At least once each year after the first contract year and before the Annuity Payout Date, we shall send you a report of your contract values as of a date not more than four months prior to the date of the mailing. The report will detail your beginning and ending accumulation values.

     You have the duty to review any confirmations or statements we send you and to report promptly any discrepancy. We will not be responsible for any losses or damages attributable to a discrepancy which is reflected on such confirmations or statements unless you report the discrepancy in writing to us within 30 days of the date of the confirmation or statement.

NOTICE

     Any notice given under this contract must be in writing signed by you. The notice will take effect when signed, subject to any payment made or action taken by us before we receive the notice at our Administrative Office.

INDIVIDUAL RETIREMENT ANNUITIES

     The Internal Revenue Service has approved the form of this contract as meeting the Code requirements for an IRA. If this contract is an IRA, we can change the contract in its approved form so as to keep its approval under the Code or to comply with any change in the Code or rules under the Code. Any such change shall be in writing, signed by us and mailed to you at your address of record in our files. Any terms that relate to this contract as an IRA shall be of no further effect if the contract is no longer kept as a qualified IRA under the Code.

                               PURCHASE PROVISIONS

PURCHASE PAYMENTS

     Purchase payments are payable to us at our Administrative Office or, with respect only to the first purchase payment, to your registered representative in exchange for a receipt signed by such registered representative.


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FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY       PAGE 9

     The initial purchase payment is due on the contract date. You may make subsequent purchase payments at any time before the Annuity Payout Date. Each subsequent purchase payment must be at least $500. We reserve the right to restrict subsequent purchase payments after the total amount of all purchase payments exceeds $1,000,000. If this is an IRA, purchase payments may not be more than the maximum amount allowed by law for an IRA.

     We reserve the right to limit the number of purchase payments allocated in any year to the Dollar Cost Averaging Account.

ALLOCATION OF PURCHASE PAYMENTS

     Each purchase payment, less an amount for any applicable premium or similar tax (net purchase payment), will be allocated to up to ten Subaccounts within the separate account plus the Fixed Accumulation and Dollar Cost Averaging Accounts within the General Account in accordance with the allocation percentages specified by you or as later changed by you.

     Such change shall take effect with the first purchase payment received after the date you ask such change to take effect or, if later, as of the end of the Valuation Period during which we receive such change request at our Administrative Office.

EXTRA CREDIT

     We will credit this contract with an amount equal to 4% of a purchase payment at the time such purchase payment is made. This is referred to as an extra credit. Each extra credit will be allocated to the fixed and variable subaccounts in the same way as its corresponding purchase payment is allocated. The extra credit will not be included in the amount refunded if the free look provision is exercised.

     A free partial withdrawal is a partial withdrawal for which the contingent deferred sales charge is zero. Until a free partial withdrawal is made, all purchase payments are eligible for the extra credit. After a free partial withdrawal is taken, we reserve the right to restrict the eligibility of any subsequent purchase payments for extra credit, but only to the extent they do not total more than the amount of previous free partial withdrawals.

                              VALUATION PROVISIONS

CONTRACT VALUE

     The Contract Value for any Valuation Period equals the sum of the Fixed Accumulation Account and Dollar Cost Averaging Account values as of the end of the Valuation Period and the Variable Accumulation Account value for the Valuation Period.

FIXED ACCUMULATION ACCOUNT

     The Fixed Accumulation Account is established within the General Account. Prior to the Annuity Payout Date, the Fixed Accumulation Account value will be

          (1) The net purchase payments and any extra credits allocated to the Fixed Accumulation Account; plus

          (2) any amounts, net of fees, transferred from VAA to the Fixed Accumulation Account; plus

          (3)  accumulated interest; less

          (4) any amounts withdrawn from the Fixed Accumulation Account (along with any applicable contingent deferred sales charge) to pay benefits, contract administration charge and any applicable charges for riders to this contract; less

          (5) the dollar amount of any extra credits forfeited under the Waiver of Contingent Sales Charges provision or the Death Benefit During Accumulation Period provision, less

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FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY      PAGE 10

          (6) any amounts, plus any associated fees, transferred from the Fixed Accumulation Account to the Variable Accumulation Account; less

          (7) any amounts applied to affect an annuity option under the SETTLEMENT PROVISIONS.

     We will declare annual effective interest rates to be applied to purchase payments, extra credits and transfers to the Fixed Accumulation Account. No annual effective interest rate declared by us will be less than 3.00%. Once established for a purchase payment, extra credit or transfer, an interest rate shall remain in effect for a guarantee period which shall not be less than one year. After a guarantee period expires we will declare an interest rate for a subsequent guarantee period.

DOLLAR COST AVERAGING ACCOUNT

     The Dollar Cost Averaging Account is established within the General
     Account.

     Prior to the Annuity Payout Date, the Dollar Cost Averaging Account value will be:

          (1) the net purchase payments allocated to the Dollar Cost Averaging Account; plus

          (2)  accumulated interest; less

          (3) any amounts withdrawn from the Dollar Cost Averaging Account (along with any applicable Contingent Deferred Sales Charges) to pay benefits, contract administration charges, and any applicable charges for riders to this contract; less

          (4) any amounts, plus any associated fees, transferred from the Dollar Cost Averaging Account to the Variable Accumulation Account; less

          (5) the dollar amount of any extra credits forfeited under the Waiver of Contingent Sales Charges provision or the Death Benefit During Accumulation Period provision

          (6) any amounts, plus any associated fees, transferred from the Dollar Cost Averaging Account to the Fixed Accumulation Account; less

          (7) any amounts in the Dollar Cost Averaging Account applied to effect an annuity option under the SETTLEMENT PROVISIONS.

     Relative to each purchase payment allocated to the Dollar Cost Averaging Account, we will declare an annual effective interest rate that shall remain in effect for the 12 month averaging period. Such rate shall not be less than 3.00%. In addition, we may declare alternative interest rates for purchase payments allocated to the Dollar Cost Averaging Account which will remain in effect for different periods of time.

VARIABLE ACCUMULATION ACCOUNT

     We will credit this contract's Variable Accumulation Account with variable accumulation units in relation to the amount of each net purchase payment and extra credit allocated to each Subaccount. To find the number of variable accumulation units credited to each Subaccount, divide the amount allocated to that Subaccount by the variable accumulation unit value of that Subaccount for the Valuation Period during which the purchase payment or extra credit is received at our Administrative Office.

     The value of each variable accumulation unit was set when the first purchase payment was allocated to each Subaccount. The value of a variable accumulation unit for each Subaccount varies for each later Valuation Period. Such value is found by multiplying the value of a variable accumulation unit of that Subaccount for the immediately preceding Valuation Period by the net investment factor for the Subaccount for the Valuation Period for which the variable accumulation unit value is being determined. The value of a variable accumulation unit for any Valuation Period is determined as of the end of such Valuation Period.

     The Variable Accumulation Account value for a Valuation Period equals the number of variable accumulation units credited to the Variable Accumulation Account multiplied by the value of each such accumulation unit for that Valuation Period.


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FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY      PAGE 11

NET INVESTMENT FACTOR

     The net investment factor for a Subaccount is found by dividing (a) by (b), then subtracting (c) from the result, where

     (a)  is

          (1) the net asset value of a Fund share in that Subaccount determined as of the end of a Valuation Period, plus

          (2) the per share amount of any dividends or other distribution declared by the Fund (as of the ex-dividend date, i.e., the date as of which dividends on Fund shares have been paid out to owners of record) during the Valuation Period, adjusted by

          (3) a per share charge or credit with respect to any taxes paid or reserved for, which we determine to be attributable to the maintenance or operation of the Subaccount;

     (b) is the net asset value of a Fund share in that Subaccount, adjusted by a per share credit or charge for any taxes reserved for or paid, determined as of the end of the prior Valuation Period; and

     (c)  is

          (1) a charge for mortality and expense risk assumptions at an effective rate per year as shown on Page 3, plus

          (2) an administration expense charge per year as shown on Page 3 for the number of days in such Valuation Period.

     The total charge for risks and administration expenses is shown on Page 3. We guarantee that these charges will not be adversely affected by expense and/or mortality results.

SPLITTING UNITS

     We reserve the right to split (or reverse split) the value of the variable accumulation units or the annuity units. In any such split of unit values, strict equity will be preserved. Such a split will have no material effect on the benefits or other terms of this contract. A split may either increase or decrease the number of such units.

TAXES

     Any taxes that pertain to this contract or VAA will be charged against the contract value when incurred or reserved for by us.

                         ACCUMULATION PERIOD PROVISIONS

TRANSFERS AMONG SUBACCOUNTS AND TO FIXED ACCUMULATION ACCOUNT

     By notice to us, you may transfer the value of any number of accumulation units from one set of Subaccounts to another set of Subaccounts or to the Fixed Accumulation Account at any time. The dollar amount transferred from any Subaccount must be at least $300, but the entire value of a Subaccount or the Fixed Accumulation Account may be transferred if less than $300. Such transfers shall be made as of the end of the Valuation Period during which we receive the request at our Administrative Office or at the end of any later Valuation Period as you may request. A fee of not more than $10 will be charged for each transfer. The first 12 transfers in any contract year will not be assessed a transfer fee.

     In addition to our other rights to limit the number, frequency, method or amount of transfers, transfers from any Subaccount on any one day may be limited to 1% of the previous day's total net assets of that portfolio if we or the Fund, in the discretion of either or both, believes that the portfolio might otherwise be damaged.



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FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY      PAGE 12

     If and when transfers must be so limited, some transfer requests will not be granted. In determining which requests will be granted, scheduled transfers will be made first, followed by mailed written requests in the order postmarked and lastly, facsimile requests in the order received. Owners whose requested transfers are not made will be so notified. Currently The Securities Exchange Commission's (SEC) rules preclude us from processing at a later date those requested transfers that were not made. Accordingly, a new transfer request would have to be submitted in order to make a transfer that was not made because of these limitations.

     No transfers are allowed to the Dollar Cost Averaging Account.

     The right to make transfers between Subaccounts is subject to modification if we determine, in our opinion, that exercising that right by one or more Owners is, or would be, to the disadvantage of other Owners. Any modification could be applied to transfers to or from some or all of the Subaccounts and could include, but not be limited to:

          (1)  the requirement of a minimum time period between each transfer;

          (2) not accepting transfer requests of an agent acting under a power of attorney or on behalf of more than one Owner, or

          (3) limiting the dollar amount that may be transferred between the Subaccounts by an Owner at any one time.

     Such restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by us to be to the disadvantage of other Owners.

TRANSFERS FROM THE FIXED ACCUMULATION ACCOUNT TO VAA

     You may transfer account value amounts between the Fixed Accumulation Account and the Separate Account. Transfers will be effective on the date we receive your request at our Administrative Office.

     With respect to transfers between the Fixed Accumulation Account and the Separate Account, we reserve the right to impose the following restrictions:

          - For each allocation to the Fixed Accumulation Account, transfers to the Separate Account may be made only during the 30-day period following the end of that allocation's interest rate guarantee period. We may limit the amount that you can transfer during that time, to 20% of the value of the Fixed Accumulation Account as of the beginning of the contract year.

          - No transfers from the Separate Account to the Fixed Accumulation Account or the Money Market Subaccount may be made during the six-month period following the transfer of any amount from the Fixed Accumulation Account to the Separate Account.

     In all other respects, the rules and charges applicable to transfers between the Subaccounts of the Separate Account will apply to transfers involving the Fixed Accumulation Account. No transfers to the Dollar Cost Averaging Account are allowed.

TRANSFERS FROM THE DOLLAR COST AVERAGING ACCOUNT

     SCHEDULED TRANSFERS

     Relative to each deposit or extra credit allocated to the Dollar Cost Averaging Account, a schedule of equal transfers to the available variable Subaccounts will be set according to your specifications. The schedule will be for no more than twelve and no less than three transfers (the first occurring one month or one quarter, as applicable, after the purchase payment).

     UNSCHEDULED TRANSFERS

     You may make an unscheduled transfer from the Dollar Cost Averaging Account, but only to the Fixed Accumulation Account, and only for the full amount in the Dollar Cost Averaging Account.


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FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY      PAGE 13

     In all other respects, the rules and charges applicable to transfers between the Subaccounts of the Separate Account will apply to transfers involving the Dollar Cost Averaging Account.

PORTFOLIO REBALANCING

     The transfer charge does not apply to portfolio rebalancing transactions. You may have us automatically transfer amounts on a quarterly, semi-annual or annual basis to maintain a specified percentage (whole percentages only) of contract value in each of two or more designated Funds. The purpose of a portfolio rebalancing strategy is to maintain, over time, your desired allocation percentage in the designated Funds having differing investment performance. Portfolio rebalancing will not necessarily enhance future performance or protect against future losses.

     The transfer charge does not apply to portfolio rebalancing transactions. These transactions do not count against the free transfer you are allowed once each calendar month. You may not have portfolio rebalancing for any Funds that are part of a DCA program.

SURRENDER

     You may surrender this contract and receive its surrender value upon notice received by us at any time at or prior to the earlier of: (1) the Annuity Payout Date or (2) the death of the Annuitant. The surrender value is the contract value less: (1) a charge for any applicable premium taxes not previously deducted, (2) the contract administration charge, (3) any charges due as the result of riders affecting this contract and (4) the Contingent Deferred Sales Charge, if any. See DEFERRED PREMIUM TAX. For this purpose, except as noted below, the Contract Value will be for the next Valuation Period after we receive the surrender request in good order at our Administrative Office. At that time, all variable accumulation units will be cancelled. The surrender value from the Separate Account will be paid within ten days of the surrender request in good order. We reserve the right to establish reasonable requirements for what constitutes good order for purposes of a surrender request.

     We reserve the right to defer payment of any surrender proceeds from the General Account for up to six months from the date we receive the surrender request in good order. If payment of the surrender proceeds is deferred by more than ten working days, interest will be paid at an annual rate not less than our current interest rate.

WITHDRAWALS

     We have the right to limit you to 12 monthly scheduled, fixed-amount withdrawals per contract year and/or 2 unscheduled withdrawals of any amount per contract year. A withdrawal cannot be less than $300 and cannot be greater than the amount that would cause the contract value to fall below $5,000. We will pay to you the amount of a withdrawal less the appropriate Contingent Deferred Sales Charge, if any. Withdrawals will reduce the contract value by the amount withdrawn including any applicable Contingent Deferred Sales Charges. Withdrawals from the Dollar Cost Averaging Account are not allowed.

     You may tell us how much to deduct from each Subaccount and the Fixed Accumulation Account. If you do not, the withdrawal will be deducted from each Subaccount in the same proportion that the Subaccount's or the Fixed Accumulation Account's value bears to the total Contract Value on the date we receive your request in our Administrative Office provided that we will not consider any amount in the Dollar Cost Averaging Account when allocating a withdrawal among subaccounts. See DEFERRED PREMIUM TAX.

     Withdrawals from the Fixed Accumulation Account will be taken on a "first-in-first-out" basis. That is, withdrawals will be taken first from any remaining portion of the total contract value resulting from the earliest purchase payment. Once the value resulting from any purchase payment has been reduced to zero, remaining amounts withdrawn shall reduce the value resulting from the earliest of the remaining purchase payments. This process shall continue until the withdrawal is completed. The amount so withdrawn shall be paid within 7 days of receipt of your notice (or later if allowed by law). For amounts withdrawn from VAA, we will cancel the number of variable accumulation units from the appropriate Subaccount which, when


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FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY      PAGE 14
     multiplied by the corresponding variable accumulation unit values for the next Valuation Period after the notice was received by us, equals that portion of the dollar amount of the withdrawal, plus any applicable Contingent Deferred Sales Charge taken.

     If the amount of a requested withdrawal plus any applicable Contingent Deferred Sales Charge exceeds the values in all other Subaccounts and the Fixed Accumulation Account other than the Dollar Cost Averaging Account, we will attempt to contact you to determine whether you wish us to process the withdrawal as requested and, if so, how you want the contract values in the Dollar Cost Averaging Account to be reallocated. Prior to such a withdrawal being processed, all contract values in the Dollar Cost Averaging Account must be transferred to one or more Subaccounts or the Fixed Account. If we are not able to contact you or you do not indicate to us that you (1) want to cancel the pending withdrawal, or (2) how you want to reallocate the contract values in the Dollar Cost Averaging Account, within three business days of the date of the original withdrawal request, we will allocate all of the contract values in the Dollar Cost Averaging Account to the Subaccounts to which such contract values were to be allocated based upon your pending allocation instructions for the Dollar Cost Averaging Account. A withdrawal request which requires us to use values in the Dollar Cost Averaging Account will not be considered in good order until the earlier of
     (1) the day we receive instructions from you as to how to reallocate the contract values in the Dollar Cost Averaging Account or (2) three business days after we received the withdrawal request. Once the withdrawal request is in good order, we will allocate the withdrawal amount and any applicable Contingent Deferred Sales Charge among the account values for the Subaccounts and the Fixed Account based upon those values as of the next process date.

     We have the right to defer payment of any Surrender or Withdrawal which is derived from any amount recently paid to us by check or draft until we are satisfied the check or draft has been paid by the bank on which it is drawn.

DEFERRAL OF PAYMENT ON SURRENDER, WITHDRAWALS AND LOANS

     We may defer the calculation and payment of accumulation values or benefits if: (1) the New York Stock Exchange is closed or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission; (2) the Commission by order permits postponement for the protection of contract owners; or (3) an emergency exists, as determined by the Securities and Exchange Commission, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of VAA.

DEFERRED PREMIUM TAX

     If we paid a tax on a purchase payment and did not previously deduct the tax, then we may deduct it at the time of surrender or on the Annuity Payout Date.

CONTINGENT DEFERRED SALES CHARGE

     We can make a Contingent Deferred Sales Charge if this contract is surrendered or a withdrawal is made. Withdrawals in a contract year that do not exceed the free out amount are not subject to a charge. The free out amount is 10% of the contract value as of the first withdrawal of the contract year less all amounts previously withdrawn during the contract year that were not subject to a charge. Any free withdrawals may effect the eligibility of subsequent purchase payments for extra credits. (See Extra Credits.) Withdrawals within a contract year in excess of the free out amount may be subject to a charge. The amount subject to a charge is the total purchase payments, less the total of all withdrawal amounts previously allocated to purchase payments, but not less than zero.

     The Contingent Deferred Sales Charge will be the applicable percentage(s) of the amount subject to a charge. For purposes of determining the applicable percentage(s), withdrawal amounts will be allocated to remaining purchase payments in the order that the purchase payments were received. Remaining purchase payments are the original purchase payments less the amount of any withdrawal previously allocated to them. The applicable percentages for each purchase payment is found on the Contract Specification page in the Table of Contingent Deferred Sales Charge Factors. The percentages are based on the duration of the purchase payment at the time of withdrawal.



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FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY      PAGE 15

WAIVER OF CONTINGENT DEFERRED SALES CHARGE

     We will waive the Contingent Deferred Sales Charge otherwise applicable to a full surrender or one or more withdrawals occurring before income payments begin if:

          (1) the Annuitant is, or has been confined to a state licensed or legally operated hospital or inpatient nursing facility for at least 30 consecutive days; and

          (2) such confinement begins at least one year after the contract date; and

          (3)  the Annuitant was age 80 or younger on the contract date; and

          (4) the request for the surrender or withdrawal, together with proof of such confinement, is received in the Administrative Office while the Annuitant is confined or within 90 days after discharge from the facility.

     If a Contingent Deferred Sales Charge is waived under this provision the account value will be decreased by the value of any extra credits made within the last 12 months before the date of full surrender.

DEATH BENEFIT DURING ACCUMULATION PERIOD

  DEATH BENEFIT ADJUSTMENT

     If the Annuitant dies prior to the Annuity Payout Date, while this contract is in force, we will make the Death Benefit Adjustment, if any, when we receive Proof of Death. The Death Benefit Adjustment will be equal to the excess, if any, of the highest guaranteed death benefit under the contract or any applicable rider as of the Annuitant's death over the Contract Value as of the next Valuation Period immediately following the Annuitant's death. On the day of the next Valuation Period after we receive Proof of Death of the Annuitant, we will add the amount of the Death Benefit Adjustment to the Contract Value and purchase units in the Money Market Subaccount with the amount of the Death Benefit Adjustment, where it will remain until we receive different investment instructions from the Beneficiary. If the Contract Value on the actual date of the Annuitant's death exceeds the highest guaranteed death benefit under the contract or any applicable rider, then there is no Death Benefit Adjustment.

     After we have made the Death Benefit Adjustment, we will not have any further liability for any guaranteed death benefit under this contract or any applicable rider, provided that, if the Beneficiary is a spouse of the Annuitant and he or she elects option (4) described below and, as a result, continues the contract as the Owner and the Annuitant, the contract will be eligible for another Death Benefit Adjustment upon that spouse's death.

  SETTLEMENT OPTIONS

     The Beneficiary may, by written notice, elect to:

          (1) surrender the contract without a Contingent Deferred Sales Charge within the earlier of 120 days after the Annuitant's death, or 60 days after we receive proof of death; or

          (2) surrender the contract for the surrender value within 5 years of the Annuitant's death; or

          (3) settle the contract for annuity payments over the life of the Beneficiary or over a period not exceeding the Beneficiary's life expectancy within 12 months of the Annuitant's death; or

          (4) continue the contract as the Annuitant and the Owner if the Beneficiary is the Annuitant's surviving spouse; or

          (5)  make any other settlement to which we agree.

     In the event that the Beneficiary fails to elect any of the above-described options within 5 years of the Annuitant's death, we will pay the Surrender Value under option (2) above.


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FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY      PAGE 16

     Where there is more than one Beneficiary, all of the Beneficiaries must agree on the same settlement option. If we do not receive an election of a settlement option approved by all the beneficiaries before the earlier of:
     (1) 121 days after the Annuitant's death or (2) 61 days after we receive the Proof of Death, the contract will automatically be surrendered for its surrender value at that time or upon our receipt of Proof of Death, if later.

     Contract riders and any charges therefor terminate upon the Annuitant's death, except where the Beneficiary is the Annuitant's surviving spouse and such surviving spouse elects to continue the contract as the Annuitant and the Owner.

  STEPPED-UP DEATH BENEFIT AMOUNT

     The Stepped-up Death Benefit Amount shall be used for calculating the Death Benefit Adjustment, unless a rider accompanying this contract would result in a higher Death Benefit Adjustment.

     The Stepped-up Death Benefit Amount during the first three contract years shall be the total of all net purchase payments made to the contract adjusted for any withdrawals, including any Contingent Deferred Sales Charges, taken from the contract on a pro rata basis. That is, the Stepped-up Death Benefit Amount will be reduced by the same percentage reduction to the Contract Value that resulted from the withdrawal. On the third anniversary of the contract, the Stepped-up Death Benefit Amount shall be increased to the Contract Value at that time if it is greater than the then current Stepped-up Death Benefit Amount.

     The Stepped-up Death Benefit Amount at the end of each subsequent three-year period shall be equal to the greater of: (1) the Stepped-up Death Benefit Amount as of the end of the previous three-year period plus any net purchases made to the contract, adjusted for any withdrawals, including any Contingent Deferred Sales Charges, taken from the contract during the three-year period, on a pro rata basis; and (2) the Contract Value at the end of the three-year period, provided that, if the Annuitant has attained age 90 prior to the end of the three-year period in question, then the Stepped-up Death Benefit Amount will equal (1) above and will not be adjusted for any change in the Contract Value as of the end of such three-year period or any subsequent three-year period.

     The Stepped-up Death Benefit Amount during any three-year period shall be the Stepped-up Death Benefit Amount at the end of the previous three-year period plus any purchase payments made to the contract during the current three-year period less any withdrawals taken during the current three-year period, including any Contingent Deferred Sales Charges, taken from the contract on a pro rata basis.

DEATH OF THE OWNER

     If you die before the Annuity Payout Date, and before the death of the Annuitant and there is no Joint Owner living at the time of your death, (or the Joint Owner is not your surviving spouse) either:

          (1) the entire interest in the contract must be distributed within five years of the date of your death; or

          (2) within 12 months of your death, the Contract Value must be annuitized over the life expectancy of the person who becomes the new owner of the contract or over a period not extending beyond the life expectancy of such person; or

          (3) if your surviving spouse becomes the Owner of the contract, the contract may be continued in the name of the spouse as the contract Owner.

CONTRACT ADMINISTRATION CHARGE

     Prior to the Annuity Payout Date, on each contract anniversary and upon surrender, we will deduct from the contract value an annual contract administration charge of $30 to defray our administrative expenses for this contract if the contract value at that time is less than $50,000. If, on the anniversary, the contract value equals or exceeds $50,000, we will not deduct the contract administration charge.

     The contract administration charge and any charges for contract riders will be deducted from the Variable Accumulation Account and the Fixed Accumulation Account in proportion to the total contract value in those accounts, respectively. The amount of the charge deducted from the Fixed Accumulation Account will be made on a "first-in-first-out" basis.


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FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY      PAGE 17

     We will cancel the number of variable accumulation units from the appropriate Subaccounts which, when multiplied by the corresponding variable accumulation unit values for the valuation period in which the charge is taken, equals that portion of the charge taken from VAA.

     If any portion of the annual contract administration charge is made from the Fixed Accumulation Account, or Dollar Cost Averaging Account such portion shall not exceed the sum of (a) and (b), where

          (a) is the total amount of net purchase payments allocated to the account during the contract year; and

          (b) is the interest credited to the account during the contract year that exceeds the minimum guaranteed interest.

                              SETTLEMENT PROVISIONS

GENERAL

     On the Annuity Payout Date, the contract value shall be applied under one or more of the annuity options shown below or under such other option to which we may agree.

     Unless otherwise specified, the first annuity payment will be apportioned to the General Account and each Subaccount in the same proportions that each bears to the total contract value as of the day we credit your annuity units.

ELECTIONS

     You must give us written notice in order to elect an annuity option or revoke or change such an election. If no such election is in effect on the Annuity Payout Date, and if the Annuitant is then living, the Contract Value will be applied under Life Annuity Option (3) as an annuity payable to the Annuitant. The variable part of the contract value will be used to provide a variable annuity and the fixed part will provide a fixed annuity unless you elect otherwise. The Beneficiary will be the payee for any remaining period certain installments are to be paid after the Annuitant's death unless this contract is issued pursuant to a tax qualified pension plan, in which case the following provision will control.

PENSION PLAN

     If: (a) this contract is issued pursuant to a tax qualified pension plan;
     (b) no election is in effect on the Annuity Payout Date; and (c) the Annuitant is living on the Annuity Payout Date, then the Contract Value will be applied as follows:

          (1) If the Annuitant is married as of the Annuity Payout Date, the Contract Value will be applied to provide equal payments under Joint and Survivor Life Annuity Option (2) with the Annuitant's spouse as the Joint Annuitant.

          (2) If the Annuitant is not married as of the Annuity Payout Date, the Contract Value will be applied under Life Annuity Option (3) and paid to the Annuitant with the Beneficiary as payee for any period certain payments to be made after the Annuitant's death.

IRA RESTRICTIONS

     If this contract is an IRA, the Annuitant's entire interest will be paid to him or her (1) not later than the close of the tax year in which the Annuitant attains age seventy and one-half years, or (2) in installments that are equal except for any adjustments due to earnings or losses in the contract. Such installments will be made (a) for the life of the Annuitant,
     (b) for a term certain period that does not last past the life expectancy of the Annuitant (and the Annuitant's spouse, if applicable) determined under Regulations issued by the Internal Revenue Service or (c) in installments recalculated annually according to Regulations issued by the Internal Revenue Service. If the Annuitant's entire interest is to be distributed in installments beginning in the year the Annuitant attains age seventy and one-half years, then the annual payments must be at least the lesser of: (a) the balance of the Annuitant's interest or (b) an amount determined by dividing (i) the Annuitant's entire


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

     interest at the beginning of each year (including amounts not in the IRA at the beginning of the year because they have been withdrawn so as to make a rollover contribution to another IRA) by (ii) the life expectancy of the Annuitant (or of the Annuitant and his or her spouse, if applicable) as of the date the Annuitant attains age seventy, such expectancy being reduced by the number of whole years that have elapsed since the Annuitant attained age seventy and one-half years.

     If the Annuitant dies while there are additional amounts due under the contract, or if payments have begun to the Annuitant's surviving spouse and such spouse dies while there are additional amounts due under the contract, the entire interest (or any such interest that is left if payments have begun) will, within 5 years after the Annuitant's death (or the death of the surviving spouse) be (a) paid to the Beneficiary or Beneficiaries, (b) be applied to purchase an immediate annuity for the Beneficiary or Beneficiaries, or (c) be paid in annual distributions over the life expectancy or in installments payable over a term certain period that does not last past the life expectancy of the Beneficiary or Beneficiaries determined under Regulations issued by the Internal Revenue Service. Any immediate annuity will be payable for the life of the Beneficiary or Beneficiaries (or for a term that does not last beyond their life expectancy). This paragraph does not apply if term certain payments began before the Annuitant's death and the term certain is for a period allowed in the prior paragraph.

     Notwithstanding the foregoing, Internal Revenue Service Regulations regarding aggregation of IRAs for purposes of minimum required distribution calculations shall be applicable to this contract.

DETERMINATION OF AMOUNT TO BE APPLIED

     The Contract Value to be applied to provide an annuity shall be determined at the end of a Valuation Period, selected by us and uniformly applied, which is not more than 10 Valuation Periods before the Annuity Payout Date. The fixed part of the contract value used to provide a fixed annuity will be determined as of the Annuity Payout Date. Any applicable premium tax will be deducted at this time, if it was not deducted earlier.

EFFECT OF SETTLEMENT ON ACCUMULATION UNITS

     When this contract is settled, its Variable Accumulation Units will be cancelled.

CHANGE OF ANNUITY PAYOUT DATE

     You may change the annuity payout at any time prior to the earlier of (1) the Annuitant's death or (2) the Annuity Payout Date by notice to us. But, unless we agree, the Annuity Payout Date may not be later than the first day of the month following the Annuitant's 90th birthday. In any event, the Annuity Payout Date must be the first day of a month and must be at least 30 days after the date we receive notice of a change of date.

ANNUITY PAYMENT AMOUNTS

   VARIABLE ANNUITIES

     The dollar amount of the first periodic variable annuity payment shall be derived from the annuity option tables in this contract or any other option table to which both we and the Annuitant agree for the sex(es) and age(s) of the Annuitant and Joint Annuitant, if any, on the Annuity Payout Date. The dollar amount of each variable annuity payment after the first will be measured by annuity units. The number of annuity units of each Subaccount to be credited to this contract is determined by dividing that part of the first variable annuity payment apportioned to each Subaccount by the annuity unit value of that Subaccount for the Valuation Period used to determine the contract value for settlement of this contract under these SETTLEMENT PROVISIONS. The dollar amount of each variable annuity payment after the first is equal to the number of annuity units credited to this contract multiplied by the annuity unit value of the applicable Subaccount for the Valuation Period, selected by us and uniformly applied, which is not more than 10 Valuation Periods before the due date of each such payment.


--------------------------------------------------------------------------------
FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY      PAGE 19

  FIXED ANNUITIES

     The dollar amount of each periodic fixed annuity payment shall be derived from the annuity option tables for the sex(es) and age(s) of the Annuitant and Joint Annuitant, if any, on the Annuity Payout Date.

ANNUITY UNIT VALUE

     The value of an Annuity Unit for each Subaccount was set when the first annuity payment was made from each Subaccount for this class of contracts. To determine the Annuity Unit value for each later Valuation Period, (a) multiply the Annuity Unit value for that Subaccount for the immediately prior Valuation Period by the Net Investment Factor for that Subaccount for such later Valuation Period, and then (b) multiply the product by a factor to neutralize the annual interest rate assumed in the annuity option tables used. For an assumed interest rate of 3%, the factor for a one-day Valuation Period is .9999190.

CHANGE IN SUBACCOUNT

     After variable annuity payments have been made for at least 12 months, you may, no more than once each 12 months, change all or part of the investment upon which your variable annuity payments are based from one Subaccount to another. To do this, we will convert the number of Annuity Units being changed to the number of Annuity Units of the Subaccount to which you are changing so as to result in the next variable annuity payment being of the same amount that it would have been without the change. After that, variable annuity payments will reflect changes in the values of your new Annuity Units. You must give us notice at least 30 days before the due date of the first variable annuity payment to which the change will apply.

LIMITATION ON AVAILABILITY OF OPTIONS

     If the Joint Annuitant is not related to the Annuitant, you may not elect Joint and Survivor Life Annuity Option 2 unless we consent and then only if, based upon life expectancies, less than 50% of the amount so applied would accrue to the Joint Annuitant.

     If the amount to be applied under any annuity option is less than $2,000, such option shall not be available. Settlement shall than be in a single sum. If the first periodic payment to a payee would be less than $20, we may pay less often so that such payment will be at least $20.

ALTERNATE ANNUITY OPTION

     Instead of the variable annuities provided under this contract, you may choose an alternate amount and type of periodic installments for fixed annuity payments. Such alternate annuity options shall be based on the rates for fixed dollar Single Premium Immediate Annuities being issued by us on the Annuity Payout Date. They may only be elected within 30 days before that date.

     Any withdrawal of part or all of the contract value for settlement under an alternate annuity option will be exempt from any otherwise applicable Contingent Deferred Sales Charge if at least one of the following conditions is met:

          (1) If withdrawal is before the end of the second contract year, the annuity income must be payable for the lifetime of the Annuitant and Joint Annuitant, if any.

          (2) If withdrawal is during the third through fifth contract years, the annuity income must be payable over a period of not less than ten years, or payable over the lifetime of the Annuitant and Joint Annuitant, if any.

          (3) If withdrawal is after the fifth contract year, the annuity income must be payable over a period of not less than five years or payable over the lifetime of the Annuitant and Joint Annuitant, if any.


--------------------------------------------------------------------------------
FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY      PAGE 20

BETTERMENT OF RATE AMOUNT

     The annuity benefits, at the time of their commencement, will not be less than those that would be provided by the application of the Betterment of Rates Amount to purchase any single consideration immediate annuity contract offered by us at the time of the same class of annuitants.

DEATH BENEFIT AFTER THE ANNUITY PAYOUT DATE

     If the Annuitant dies after the Annuity Payout Date, any death benefit payable will be in accordance with the annuity option chosen.

SPENDTHRIFT PROVISION

     Except as otherwise provided in this contract (or in any supplementary contract issued in exchange for it), an Annuitant or Beneficiary may not commute, anticipate, assign or otherwise encumber any amounts to be paid in settlement of this contract. To the extent allowed by law, no such amount shall be subject to any legal process in payment of any claim against an Annuitant or Beneficiary.

DESCRIPTION OF ANNUITY OPTIONS

     All of these options may be on a fixed or variable annuity basis or both.

LIFE ANNUITY OPTIONS

          (1) NONREFUND. We will make payments during the lifetime of the Annuitant. No payments are due after the death of the Annuitant.

          (2) 5-YEARS CERTAIN. We will make payments for 5 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 5-year period certain.

               In the event that payments under the Settlement Options are the same for different periods certain than the longest period certain with the payment amount will be deemed to have been chosen. If no Settlement Option has been chosen, the 5-Years Certain Option will be applied by default.

          (3) 10-YEARS CERTAIN. We will make payments for 10 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 10-year period certain.

          (4) INSTALLMENT REFUND. We will make payments for a period certain and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the period certain. The number of period certain payments is equal to the amount applied under this installment refund option divided by the amount of the first annuity payment; provided, however, that the amount of the final period certain payment shall be multiplied by that part of the preceding quotient which is not an integer.

JOINT AND SURVIVOR LIFE ANNUITY OPTIONS

          (1) JOINT AND SURVIVOR NONREFUND. We will make payments during the joint lifetime of the Annuitant and Joint Annuitant. Payments will then continue during the remaining lifetime of the survivor of them. No payments are due after the death of the last survivor of the Annuitant and Joint Annuitant.

          (2) JOINT AND SURVIVOR WITH 10-YEARS CERTAIN. We will make payments for 10 years and after that during the joint lifetime of the Annuitant and Joint Annuitant. Payments will then continue during the remaining lifetime of the survivor of them. No payments are due after the death of the survivor of the Annuitant and Joint Annuitant or, if later, the end of the 10-year period certain.



--------------------------------------------------------------------------------
FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY      PAGE 21

                              ANNUITY OPTION TABLES
                                  Date of Birth
                                (1939 and Before)

Installments shown are for a monthly payment for each $1,000 of Contract Value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.64, 5.92 or 2.98; respectively.

                              OPTION 1: LIFE INCOME

-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------
    AGE AND SEX                                                      AGE AND SEX
   OF ANNUITANT       NON-     5 YEARS    10 YEARS   INSTALLMENT    OF ANNUITANT       NON-      5 YEARS    10 YEARS    INSTALLMENT
       MALE          REFUND    CERTAIN    CERTAIN      REFUND          FEMALE         REFUND     CERTAIN     CERTAIN      REFUND
-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------
        51            $4.15     $4.14       $4.11       $3.99            51            $3.89      $3.88       $3.87        $3.79
        52             4.22      4.21        4.18        4.05            52             3.95       3.94        3.93         3.84
        53             4.30      4.29        4.25        4.11            53             4.01       4.01        3.99         3.90
        54             4.38      4.37        4.33        4.18            54             4.08       4.08        4.06         3.96
        55             4.46      4.45        4.41        4.25            55             4.15       4.15        4.13         4.02
        56             4.55      4.54        4.49        4.32            56             4.23       4.22        4.20         4.08
        57             4.65      4.63        4.58        4.39            57             4.31       4.30        4.28         4.15
        58             4.75      4.73        4.68        4.47            58             4.40       4.39        4.36         4.22
        59             4.86      4.84        4.78        4.55            59             4.49       4.48        4.45         4.30
        60             4.98      4.95        4.88        4.64            60             4.59       4.58        4.54         4.38
        61             5.10      5.07        4.99        4.73            61             4.69       4.68        4.63         4.46
        62             5.23      5.20        5.10        4.83            62             4.80       4.79        4.73         4.55
        63             5.37      5.34        5.23        4.93            63             4.92       4.90        4.84         4.64
        64             5.52      5.48        5.35        5.04            64             5.04       5.02        4.95         4.74
        65             5.69      5.64        5.48        5.15            65             5.18       5.15        5.07         4.84
        66             5.86      5.80        5.62        5.27            66             5.32       5.29        5.20         4.95
        67             6.04      5.97        5.77        5.39            67             5.47       5.44        5.33         5.06
        68             6.24      6.16        5.92        5.52            68             5.64       5.60        5.47         5.18
        69             6.45      6.35        6.07        5.66            69             5.82       5.77        5.62         5.31
        70             6.67      6.56        6.23        5.80            70             6.01       5.95        5.78         5.45
        71             6.90      6.77        6.39        5.95            71             6.21       6.15        5.94         5.59
        72             7.16      7.00        6.56        6.11            72             6.44       6.36        6.11         5.74
        73             7.43      7.24        6.73        6.28            73             6.68       6.58        6.29         5.91
        74             7.71      7.50        6.90        6.45            74             6.94       6.83        6.48         6.08
        75             8.02      7.77        7.08        6.63            75             7.22       7.08        6.67         6.26
        76             8.35      8.05        7.25        6.83            76             7.52       7.36        6.86         6.45
        77             8.70      8.34        7.43        7.03            77             7.85       7.65        7.06         6.65
        78             9.08      8.65        7.61        7.24            78             8.21       7.97        7.26         6.87
        79             9.48      8.98        7.78        7.47            79             8.60       8.30        7.46         7.10
        80             9.91      9.31        7.95        7.70            80             9.02       8.65        7.66         7.34
        81            10.37      9.66        8.11        7.95            81             9.47       9.02        7.86         7.59
        82            10.86     10.02        8.27        8.21            82             9.96       9.41        8.05         7.86
        83            11.38     10.39        8.42        8.48            83            10.50       9.81        8.23         8.14
        84            11.94     10.77        8.56        8.77            84            11.07      10.24        8.40         8.44
        85            12.54     11.16        8.69        9.07            85            11.69      10.67        8.55         8.75
        86            13.17     11.55        8.81        9.38            86            12.36      11.11        8.70         9.09
        87            13.85     11.95        8.92        9.71            87            13.08      11.55        8.83         9.43
        88            14.56     12.34        9.02       10.06            88            13.84      11.99        8.95         9.78
        89            15.32     12.73        9.12       10.43            89            14.65      12.43        9.05        10.16
        90            16.12     13.12        9.20       10.80            90            15.50      12.85        9.15        10.55
-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------




--------------------------------------------------------------------------------
FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY      PAGE 22

                     OPTION 2: JOINT & SURVIVOR LIFE INCOME

                                  (a) Nonrefund

---------------- -----------------------------------------------------------------------------------------
      AGE                                                 AGE OF
    OF MALE                                       FEMALE JOINT ANNUITANT
                 -----------------------------------------------------------------------------------------
   ANNUITANT        50        55        60        65        70        75        80        85        90
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
      55           $3.61     $3.77     $3.94     $4.08     $4.21     $4.30     $4.37     $4.41     $4.43
      60            3.68      3.88      4.10      4.32      4.51      4.68      4.79      4.87      4.92
      65            3.73      3.97      4.25      4.55      4.84      5.11      5.32      5.47      5.57
      70            3.76      4.04      4.36      4.74      5.16      5.57      5.94      6.22      6.41
      75            3.79      4.08      4.45      4.90      5.43      6.02      6.60      7.10      7.46
      80            3.80      4.11      4.50      5.01      5.64      6.41      7.25      8.07      8.72
      85            3.81      4.13      4.54      5.08      5.79      6.71      7.82      9.02     10.11
      90            3.82      4.14      4.56      5.12      5.88      6.91      8.26      9.86     11.48
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------


                           (b) With 10 Years Certain


---------------- -----------------------------------------------------------------------------------------
      AGE                                                 AGE OF
    OF MALE                                       FEMALE JOINT ANNUITANT
                 -----------------------------------------------------------------------------------------
   ANNUITANT        50        55        60        65        70        75        80        85        90
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
      55           $3.61     $3.77     $3.94     $4.08     $4.20     $4.29     $4.35     $4.39     $4.40
      60            3.67      3.88      4.10      4.31      4.51      4.66      4.77      4.83      4.86
      65            3.73      3.97      4.24      4.54      4.83      5.08      5.27      5.39      5.45
      70            3.76      4.03      4.36      4.73      5.13      5.52      5.84      6.05      6.16
      75            3.78      4.07      4.43      4.87      5.38      5.92      6.41      6.76      6.95
      80            3.80      4.10      4.49      4.97      5.57      6.25      6.91      7.43      7.74
      85            3.81      4.12      4.51      5.03      5.68      6.46      7.28      7.96      8.38
      90            3.81      4.12      4.53      5.06      5.74      6.59      7.51      8.30      8.81
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------


Actuarial Basis - Installments shown in these tables are based on the Annuity 2000 Mortality Table with compound interest at the effective rate of 3% per year.



--------------------------------------------------------------------------------
FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY      PAGE 23

                              ANNUITY OPTION TABLES

                                   (1940-1959)

Installments shown are for a monthly payment for each $1,000 of Contract Value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.64, 5.92 or 2.98; respectively.

                              OPTION 1: LIFE INCOME

-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------
    AGE AND SEX                                                      AGE AND SEX
   OF ANNUITANT       NON-     5 YEARS    10 YEARS   INSTALLMENT    OF ANNUITANT       NON-      5 YEARS    10 YEARS    INSTALLMENT
--------------------                                              ------------------
       MALE          REFUND    CERTAIN    CERTAIN      REFUND          FEMALE         REFUND     CERTAIN     CERTAIN      REFUND
-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------
        51            $4.08     $4.07       $4.05       $3.93            51            $3.83      $3.82       $3.81        $3.74
        52             4.15      4.14        4.11        3.99            52             3.89       3.88        3.87         3.79
        53             4.22      4.21        4.18        4.05            53             3.95       3.94        3.93         3.84
        54             4.30      4.29        4.25        4.11            54             4.01       4.01        3.99         3.90
        55             4.38      4.37        4.33        4.18            55             4.08       4.08        4.06         3.96
        56             4.46      4.45        4.41        4.25            56             4.15       4.15        4.13         4.02
        57             4.55      4.54        4.49        4.32            57             4.23       4.22        4.20         4.08
        58             4.65      4.63        4.58        4.39            58             4.31       4.30        4.28         4.15
        59             4.75      4.73        4.68        4.47            59             4.40       4.39        4.36         4.22
        60             4.86      4.84        4.78        4.55            60             4.49       4.48        4.45         4.30
        61             4.98      4.95        4.88        4.64            61             4.59       4.58        4.54         4.38
        62             5.10      5.07        4.99        4.73            62             4.69       4.68        4.63         4.46
        63             5.23      5.20        5.10        4.83            63             4.80       4.79        4.73         4.55
        64             5.37      5.34        5.23        4.93            64             4.92       4.90        4.84         4.64
        65             5.52      5.48        5.35        5.04            65             5.04       5.02        4.95         4.74
        66             5.69      5.64        5.48        5.15            66             5.18       5.15        5.07         4.84
        67             5.86      5.80        5.62        5.27            67             5.32       5.29        5.20         4.95
        68             6.04      5.97        5.77        5.39            68             5.47       5.44        5.33         5.06
        69             6.24      6.16        5.92        5.52            69             5.64       5.60        5.47         5.18
        70             6.45      6.35        6.07        5.66            70             5.82       5.77        5.62         5.31
        71             6.67      6.56        6.23        5.80            71             6.01       5.95        5.78         5.45
        72             6.90      6.77        6.39        5.95            72             6.21       6.15        5.94         5.59
        73             7.16      7.00        6.56        6.11            73             6.44       6.36        6.11         5.74
        74             7.43      7.24        6.73        6.28            74             6.68       6.58        6.29         5.91
        75             7.71      7.50        6.90        6.45            75             6.94       6.83        6.48         6.08
        76             8.02      7.77        7.08        6.63            76             7.22       7.08        6.67         6.26
        77             8.35      8.05        7.25        6.83            77             7.52       7.36        6.86         6.45
        78             8.70      8.34        7.43        7.03            78             7.85       7.65        7.06         6.65
        79             9.08      8.65        7.61        7.24            79             8.21       7.97        7.26         6.87
        80             9.48      8.98        7.78        7.47            80             8.60       8.30        7.46         7.10
        81             9.91      9.31        7.95        7.70            81             9.02       8.65        7.66         7.34
        82            10.37      9.66        8.11        7.95            82             9.47       9.02        7.86         7.59
        83            10.86     10.02        8.27        8.21            83             9.96       9.41        8.05         7.86
        84            11.38     10.39        8.42        8.48            84            10.50       9.81        8.23         8.14
        85            11.94     10.77        8.56        8.77            85            11.07      10.24        8.40         8.44
        86            12.54     11.16        8.69        9.07            86            11.69      10.67        8.55         8.75
        87            13.17     11.55        8.81        9.38            87            12.36      11.11        8.70         9.09
        88            13.85     11.95        8.92        9.71            88            13.08      11.55        8.83         9.43
        89            14.56     12.34        9.02       10.06            89            13.84      11.99        8.95         9.78
        90            15.32     12.73        9.12       10.43            90            14.65      12.43        9.05        10.16
-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------




--------------------------------------------------------------------------------
FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY      PAGE 24

                     OPTION 2: JOINT & SURVIVOR LIFE INCOME

                                  (a) Nonrefund

---------------- -----------------------------------------------------------------------------------------
      AGE                                                 AGE OF
    OF MALE                                       FEMALE JOINT ANNUITANT
                 -----------------------------------------------------------------------------------------
   ANNUITANT        50        55        60        65        70        75        80        85        90
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
      55           $3.56     $3.72     $3.87     $4.01     $4.13     $4.22     $4.28     $4.32     $4.35
      60            3.63      3.82      4.03      4.23      4.42      4.57      4.68      4.76      4.80
      65            3.67      3.90      4.17      4.45      4.72      4.97      5.18      5.32      5.41
      70            3.71      3.97      4.27      4.63      5.02      5.40      5.75      6.02      6.20
      75            3.73      4.01      4.35      4.78      5.27      5.82      6.37      6.84      7.18
      80            3.75      4.04      4.41      4.88      5.47      6.18      6.97      7.73      8.35
      85            3.76      4.06      4.44      4.95      5.61      6.46      7.49      8.62      9.65
      90            3.76      4.07      4.46      4.99      5.70      6.65      7.90      9.39     10.93
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------


                            (b) With 10 Years Certain

---------------- -----------------------------------------------------------------------------------------
      AGE                                                 AGE OF
    OF MALE                                       FEMALE JOINT ANNUITANT
                 -----------------------------------------------------------------------------------------
   ANNUITANT        50        55        60        65        70        75        80        85        90
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
      55           $3.56     $3.72     $3.87     $4.01     $4.12     $4.21     $4.27     $4.30     $4.32
      60            3.63      3.82      4.03      4.23      4.41      4.56      4.66      4.73      4.76
      65            3.67      3.90      4.16      4.44      4.71      4.95      5.14      5.25      5.31
      70            3.71      3.96      4.27      4.62      5.00      5.36      5.67      5.88      5.99
      75            3.73      4.00      4.34      4.76      5.24      5.75      6.21      6.56      6.76
      80            3.74      4.03      4.39      4.85      5.41      6.06      6.70      7.22      7.54
      85            3.75      4.05      4.42      4.91      5.52      6.27      7.07      7.76      8.21
      90            3.76      4.05      4.44      4.94      5.58      6.39      7.30      8.11      8.67
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------


Actuarial Basis - Installments shown in these tables are based on the Annuity 2000 Mortality Table (set back one year) with compound interest at the effective rate of 3% per year.







--------------------------------------------------------------------------------
FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY      PAGE 25

                              ANNUITY OPTION TABLES

                                   (1960-1979)

Installments shown are for a monthly payment for each $1,000 of Contract Value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.64, 5.92 or 2.98; respectively.

                              OPTION 1: LIFE INCOME

-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------
    AGE AND SEX                                                      AGE AND SEX
   OF ANNUITANT       NON-     5 YEARS    10 YEARS   INSTALLMENT    OF ANNUITANT       NON-      5 YEARS    10 YEARS    INSTALLMENT
--------------------                                              ------------------
       MALE          REFUND    CERTAIN    CERTAIN      REFUND          FEMALE         REFUND     CERTAIN     CERTAIN      REFUND
-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------
        51            $4.01     $4.01       $3.98       $3.88            51            $3.77      $3.77       $3.76        $3.69
        52             4.08      4.07        4.05        3.93            52             3.83       3.82        3.81         3.74
        53             4.15      4.14        4.11        3.99            53             3.89       3.88        3.87         3.79
        54             4.22      4.21        4.18        4.05            54             3.95       3.94        3.93         3.84
        55             4.30      4.29        4.25        4.11            55             4.01       4.01        3.99         3.90
        56             4.38      4.37        4.33        4.18            56             4.08       4.08        4.06         3.96
        57             4.46      4.45        4.41        4.25            57             4.15       4.15        4.13         4.02
        58             4.55      4.54        4.49        4.32            58             4.23       4.22        4.20         4.08
        59             4.65      4.63        4.58        4.39            59             4.31       4.30        4.28         4.15
        60             4.75      4.73        4.68        4.47            60             4.40       4.39        4.36         4.22
        61             4.86      4.84        4.78        4.55            61             4.49       4.48        4.45         4.30
        62             4.98      4.95        4.88        4.64            62             4.59       4.58        4.54         4.38
        63             5.10      5.07        4.99        4.73            63             4.69       4.68        4.63         4.46
        64             5.23      5.20        5.10        4.83            64             4.80       4.79        4.73         4.55
        65             5.37      5.34        5.23        4.93            65             4.92       4.90        4.84         4.64
        66             5.52      5.48        5.35        5.04            66             5.04       5.02        4.95         4.74
        67             5.69      5.64        5.48        5.15            67             5.18       5.15        5.07         4.84
        68             5.86      5.80        5.62        5.27            68             5.32       5.29        5.20         4.95
        69             6.04      5.97        5.77        5.39            69             5.47       5.44        5.33         5.06
        70             6.24      6.16        5.92        5.52            70             5.64       5.60        5.47         5.18
        71             6.45      6.35        6.07        5.66            71             5.82       5.77        5.62         5.31
        72             6.67      6.56        6.23        5.80            72             6.01       5.95        5.78         5.45
        73             6.90      6.77        6.39        5.95            73             6.21       6.15        5.94         5.59
        74             7.16      7.00        6.56        6.11            74             6.44       6.36        6.11         5.74
        75             7.43      7.24        6.73        6.28            75             6.68       6.58        6.29         5.91
        76             7.71      7.50        6.90        6.45            76             6.94       6.83        6.48         6.08
        77             8.02      7.77        7.08        6.63            77             7.22       7.08        6.67         6.26
        78             8.35      8.05        7.25        6.83            78             7.52       7.36        6.86         6.45
        79             8.70      8.34        7.43        7.03            79             7.85       7.65        7.06         6.65
        80             9.08      8.65        7.61        7.24            80             8.21       7.97        7.26         6.87
        81             9.48      8.98        7.78        7.47            81             8.60       8.30        7.46         7.10
        82             9.91      9.31        7.95        7.70            82             9.02       8.65        7.66         7.34
        83            10.37      9.66        8.11        7.95            83             9.47       9.02        7.86         7.59
        84            10.86     10.02        8.27        8.21            84             9.96       9.41        8.05         7.86
        85            11.38     10.39        8.42        8.48            85            10.50       9.81        8.23         8.14
        86            11.94     10.77        8.56        8.77            86            11.07      10.24        8.40         8.44
        87            12.54     11.16        8.69        9.07            87            11.69      10.67        8.55         8.75
        88            13.17     11.55        8.81        9.38            88            12.36      11.11        8.70         9.09
        89            13.85     11.95        8.92        9.71            89            13.08      11.55        8.83         9.43
        90            14.56     12.34        9.02       10.06            90            13.84      11.99        8.95         9.78
-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------


--------------------------------------------------------------------------------
FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY      PAGE 26

                     OPTION 2: JOINT & SURVIVOR LIFE INCOME

                                  (a) Nonrefund

---------------- -----------------------------------------------------------------------------------------
      AGE                                                 AGE OF
    OF MALE                                       FEMALE JOINT ANNUITANT
                 -----------------------------------------------------------------------------------------
   ANNUITANT        50        55        60        65        70        75        80        85        90
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
      55           $3.52     $3.67     $3.81     $3.94     $4.05     $4.14     $4.20     $4.24     $4.27
      60            3.58      3.76      3.96      4.15      4.33      4.47      4.58      4.65      4.70
      65            3.62      3.84      4.09      4.35      4.61      4.85      5.04      5.17      5.26
      70            3.66      3.90      4.19      4.53      4.89      5.25      5.57      5.83      6.00
      75            3.68      3.94      4.27      4.66      5.12      5.64      6.15      6.59      6.92
      80            3.69      3.97      4.32      4.76      5.31      5.97      6.70      7.42      8.01
      85            3.70      3.99      4.35      4.82      5.44      6.23      7.19      8.24      9.22
      90            3.71      4.00      4.37      4.86      5.52      6.41      7.57      8.95     10.41
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------

                            (b) With 10 Years Certain

---------------- -----------------------------------------------------------------------------------------
      AGE                                                 AGE OF
    OF MALE                                       FEMALE JOINT ANNUITANT
                 -----------------------------------------------------------------------------------------
   ANNUITANT        50        55        60        65        70        75        80        85        90
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
      55           $3.52     $3.67     $3.81     $3.94     $4.05     $4.13     $4.19     $4.23     $4.24
      60            3.58      3.76      3.96      4.15      4.32      4.46      4.56      4.62      4.66
      65            3.62      3.84      4.09      4.35      4.60      4.83      5.01      5.12      5.18
      70            3.66      3.90      4.19      4.52      4.87      5.22      5.51      5.72      5.84
      75            3.68      3.94      4.26      4.65      5.10      5.58      6.03      6.37      6.58
      80            3.69      3.96      4.31      4.74      5.27      5.87      6.50      7.02      7.35
      85            3.70      3.98      4.33      4.79      5.37      6.08      6.86      7.55      8.02
      90            3.70      3.99      4.35      4.82      5.43      6.20      7.08      7.92      8.51
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------


Actuarial Basis - Installments shown in these tables are based on the Annuity 2000 Mortality Table (set back two years) with compound interest at the effective rate of 3% per year.






--------------------------------------------------------------------------------
FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY      PAGE 27

                              ANNUITY OPTION TABLES

                                   (1980-1999)

Installments shown are for a monthly payment for each $1,000 of Contract Value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.64, 5.92 or 2.98; respectively.

                              OPTION 1: LIFE INCOME

-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------
    AGE AND SEX                                                      AGE AND SEX
   OF ANNUITANT       NON-     5 YEARS    10 YEARS   INSTALLMENT    OF ANNUITANT       NON-      5 YEARS    10 YEARS    INSTALLMENT
--------------------                                              ------------------
       MALE          REFUND    CERTAIN    CERTAIN      REFUND          FEMALE         REFUND     CERTAIN     CERTAIN      REFUND
-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------
        51            $3.95     $3.94       $3.92       $3.82            51            $3.72      $3.71       $3.71        $3.65
        52             4.01      4.01        3.98        3.88            52             3.77       3.77        3.76         3.69
        53             4.08      4.07        4.05        3.93            53             3.83       3.82        3.81         3.74
        54             4.15      4.14        4.11        3.99            54             3.89       3.88        3.87         3.79
        55             4.22      4.21        4.18        4.05            55             3.95       3.94        3.93         3.84
        56             4.30      4.29        4.25        4.11            56             4.01       4.01        3.99         3.90
        57             4.38      4.37        4.33        4.18            57             4.08       4.08        4.06         3.96
        58             4.46      4.45        4.41        4.25            58             4.15       4.15        4.13         4.02
        59             4.55      4.54        4.49        4.32            59             4.23       4.22        4.20         4.08
        60             4.65      4.63        4.58        4.39            60             4.31       4.30        4.28         4.15
        61             4.75      4.73        4.68        4.47            61             4.40       4.39        4.36         4.22
        62             4.86      4.84        4.78        4.55            62             4.49       4.48        4.45         4.30
        63             4.98      4.95        4.88        4.64            63             4.59       4.58        4.54         4.38
        64             5.10      5.07        4.99        4.73            64             4.69       4.68        4.63         4.46
        65             5.23      5.20        5.10        4.83            65             4.80       4.79        4.73         4.55
        66             5.37      5.34        5.23        4.93            66             4.92       4.90        4.84         4.64
        67             5.52      5.48        5.35        5.04            67             5.04       5.02        4.95         4.74
        68             5.69      5.64        5.48        5.15            68             5.18       5.15        5.07         4.84
        69             5.86      5.80        5.62        5.27            69             5.32       5.29        5.20         4.95
        70             6.04      5.97        5.77        5.39            70             5.47       5.44        5.33         5.06
        71             6.24      6.16        5.92        5.52            71             5.64       5.60        5.47         5.18
        72             6.45      6.35        6.07        5.66            72             5.82       5.77        5.62         5.31
        73             6.67      6.56        6.23        5.80            73             6.01       5.95        5.78         5.45
        74             6.90      6.77        6.39        5.95            74             6.21       6.15        5.94         5.59
        75             7.16      7.00        6.56        6.11            75             6.44       6.36        6.11         5.74
        76             7.43      7.24        6.73        6.28            76             6.68       6.58        6.29         5.91
        77             7.71      7.50        6.90        6.45            77             6.94       6.83        6.48         6.08
        78             8.02      7.77        7.08        6.63            78             7.22       7.08        6.67         6.26
        79             8.35      8.05        7.25        6.83            79             7.52       7.36        6.86         6.45
        80             8.70      8.34        7.43        7.03            80             7.85       7.65        7.06         6.65
        81             9.08      8.65        7.61        7.24            81             8.21       7.97        7.26         6.87
        82             9.48      8.98        7.78        7.47            82             8.60       8.30        7.46         7.10
        83             9.91      9.31        7.95        7.70            83             9.02       8.65        7.66         7.34
        84            10.37      9.66        8.11        7.95            84             9.47       9.02        7.86         7.59
        85            10.86     10.02        8.27        8.21            85             9.96       9.41        8.05         7.86
        86            11.38     10.39        8.42        8.48            86            10.50       9.81        8.23         8.14
        87            11.94     10.77        8.56        8.77            87            11.07      10.24        8.40         8.44
        88            12.54     11.16        8.69        9.07            88            11.69      10.67        8.55         8.75
        89            13.17     11.55        8.81        9.38            89            12.36      11.11        8.70         9.09
        90            13.85     11.95        8.92        9.71            90            13.08      11.55        8.83         9.43
-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------



--------------------------------------------------------------------------------
FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY      PAGE 28

                     OPTION 2: JOINT & SURVIVOR LIFE INCOME

                                  (a) Nonrefund

---------------- -----------------------------------------------------------------------------------------
      AGE                                                 AGE OF
    OF MALE                                       FEMALE JOINT ANNUITANT
                 -----------------------------------------------------------------------------------------
   ANNUITANT        50        55        60        65        70        75        80        85        90
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
      55           $3.48     $3.62     $3.76     $3.88     $3.98     $4.07     $4.12     $4.16     $4.19
      60            3.53      3.71      3.89      4.08      4.24      4.38      4.48      4.55      4.59
      65            3.58      3.78      4.02      4.26      4.51      4.73      4.91      5.04      5.12
      70            3.61      3.84      4.11      4.43      4.77      5.10      5.41      5.65      5.81
      75            3.63      3.88      4.19      4.56      4.99      5.46      5.94      6.36      6.67
      80            3.64      3.91      4.23      4.65      5.16      5.78      6.46      7.13      7.69
      85            3.65      3.92      4.27      4.71      5.29      6.02      6.91      7.89      8.81
      90            3.66      3.93      4.29      4.75      5.36      6.19      7.26      8.55      9.92
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------


                            (b) With 10 Years Certain

---------------- -----------------------------------------------------------------------------------------
      AGE                                                 AGE OF
    OF MALE                                       FEMALE JOINT ANNUITANT
                 -----------------------------------------------------------------------------------------
   ANNUITANT        50        55        60        65        70        75        80        85        90
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
      55           $3.48     $3.62     $3.75     $3.88     $3.98     $4.06     $4.12     $4.15     $4.17
      60            3.53      3.71      3.89      4.07      4.24      4.37      4.47      4.53      4.56
      65            3.58      3.78      4.01      4.26      4.50      4.72      4.89      5.00      5.06
      70            3.61      3.84      4.11      4.42      4.75      5.08      5.36      5.56      5.68
      75            3.63      3.88      4.18      4.54      4.97      5.42      5.85      6.19      6.40
      80            3.64      3.90      4.23      4.63      5.13      5.70      6.30      6.81      7.15
      85            3.65      3.92      4.25      4.68      5.23      5.90      6.65      7.34      7.83
      90            3.65      3.92      4.27      4.71      5.29      6.02      6.87      7.71      8.34
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------


Actuarial Basis - Installments shown in these tables are based on the Annuity 2000 Mortality Table (set back three years) with compound interest at the effective rate of 3% per year.



--------------------------------------------------------------------------------
FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY      PAGE 29

                              ANNUITY OPTION TABLES

                                    (2000 +)

Installments shown are for a monthly payment for each $1,000 of Contract Value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.64, 5.92 or 2.98; respectively.

                              OPTION 1: LIFE INCOME

-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------
    AGE AND SEX                                                      AGE AND SEX
   OF ANNUITANT       NON-     5 YEARS    10 YEARS   INSTALLMENT    OF ANNUITANT       NON-      5 YEARS    10 YEARS    INSTALLMENT
--------------------                                              ------------------
       MALE          REFUND    CERTAIN    CERTAIN      REFUND          FEMALE         REFUND     CERTAIN     CERTAIN      REFUND
-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------
        51            $3.89     $3.88       $3.87       $3.77            51            $3.67      $3.66       $3.66        $3.60
        52             3.95      3.94        3.92        3.82            52             3.72       3.71        3.71         3.65
        53             4.01      4.01        3.98        3.88            53             3.77       3.77        3.76         3.69
        54             4.08      4.07        4.05        3.93            54             3.83       3.82        3.81         3.74
        55             4.15      4.14        4.11        3.99            55             3.89       3.88        3.87         3.79
        56             4.22      4.21        4.18        4.05            56             3.95       3.94        3.93         3.84
        57             4.30      4.29        4.25        4.11            57             4.01       4.01        3.99         3.90
        58             4.38      4.37        4.33        4.18            58             4.08       4.08        4.06         3.96
        59             4.46      4.45        4.41        4.25            59             4.15       4.15        4.13         4.02
        60             4.55      4.54        4.49        4.32            60             4.23       4.22        4.20         4.08
        61             4.65      4.63        4.58        4.39            61             4.31       4.30        4.28         4.15
        62             4.75      4.73        4.68        4.47            62             4.40       4.39        4.36         4.22
        63             4.86      4.84        4.78        4.55            63             4.49       4.48         4.45        4.30
        64             4.98      4.95        4.88        4.64            64             4.59       4.58        4.54         4.38
        65             5.10      5.07        4.99        4.73            65             4.69       4.68        4.63         4.46
        66             5.23      5.20        5.10        4.83            66             4.80       4.79        4.73         4.55
        67             5.37      5.34        5.23        4.93            67             4.92       4.90        4.84         4.64
        68             5.52      5.48        5.35        5.04            68             5.04       5.02        4.95         4.74
        69             5.69      5.64        5.48        5.15            69             5.18       5.15        5.07         4.84
        70             5.86      5.80        5.62        5.27            70             5.32       5.29        5.20         4.95
        71             6.04      5.97        5.77        5.39            71             5.47       5.44        5.33         5.06
        72             6.24      6.16        5.92        5.52            72             5.64       5.60        5.47         5.18
        73             6.45      6.35        6.07        5.66            73             5.82       5.77        5.62         5.31
        74             6.67      6.56        6.23        5.80            74             6.01       5.95        5.78         5.45
        75             6.90      6.77        6.39        5.95            75             6.21       6.15        5.94         5.59
        76             7.16      7.00        6.56        6.11            76             6.44       6.36        6.11         5.74
        77             7.43      7.24        6.73        6.28            77             6.68       6.58        6.29         5.91
        78             7.71      7.50        6.90        6.45            78             6.94       6.83        6.48         6.08
        79             8.02      7.77        7.08        6.63            79             7.22       7.08        6.67         6.26
        80             8.35      8.05        7.25        6.83            80             7.52       7.36        6.86         6.45
        81             8.70      8.34        7.43        7.03            81             7.85       7.65        7.06         6.65
        82             9.08      8.65        7.61        7.24            82             8.21       7.97        7.26         6.87
        83             9.48      8.98        7.78        7.47            83             8.60       8.30        7.46         7.10
        84             9.91      9.31        7.95        7.70            84             9.02       8.65        7.66         7.34
        85            10.37      9.66        8.11        7.95            85             9.47       9.02        7.86         7.59
        86            10.86     10.02        8.27        8.21            86             9.96       9.41        8.05         7.86
        87            11.38     10.39        8.42        8.48            87            10.50       9.81        8.23         8.14
        88            11.94     10.77        8.56        8.77            88            11.07      10.24        8.40         8.44
        89            12.54     11.16        8.69        9.07            89            11.69      10.67        8.55         8.75
        90            13.17     11.55        8.81        9.38            90            12.36      11.11        8.70         9.09
-------------------- -------- ---------- ----------- ------------ ------------------ ---------- ---------- ------------ ------------



--------------------------------------------------------------------------------
FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY      PAGE 30

                     OPTION 2: JOINT & SURVIVOR LIFE INCOME

                                  (a) Nonrefund

---------------- -----------------------------------------------------------------------------------------
      AGE                                                 AGE OF
    OF MALE                                       FEMALE JOINT ANNUITANT
                 -----------------------------------------------------------------------------------------
   ANNUITANT        50        55        60        65        70        75        80        85        90
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
      55           $3.44     $3.57     $3.70     $3.82     $3.92     $4.00     $4.05     $4.09     $4.12
      60            3.49      3.66      3.83      4.00      4.16      4.29      4.39      4.46      4.50
      65            3.53      3.73      3.95      4.18      4.41      4.62      4.79      4.91      4.99
      70            3.56      3.78      4.04      4.33      4.65      4.97      5.25      5.48      5.64
      75            3.58      3.82      4.11      4.46      4.86      5.30      5.75      6.14      6.44
      80            3.60      3.84      4.16      4.54      5.02      5.60      6.23      6.85      7.38
      85            3.61      3.86      4.19      4.60      5.14      5.82      6.65      7.56      8.42
      90            3.61      3.87      4.20      4.64      5.22      5.98      6.97      8.17      9.45
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------

                            (b) With 10 Years Certain

---------------- -----------------------------------------------------------------------------------------
      AGE                                                 AGE OF
    OF MALE                                       FEMALE JOINT ANNUITANT
                 -----------------------------------------------------------------------------------------
   ANNUITANT        50        55        60        65        70        75        80        85        90
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
      55           $3.44     $3.57     $3.70     $3.82     $3.92     $3.99     $4.05     $4.08     $4.10
      60            3.49      3.66      3.83      4.00      4.16      4.28      4.38      4.44      4.47
      65            3.53      3.73      3.95      4.18      4.40      4.61      4.77      4.88      4.94
      70            3.56      3.78      4.04      4.33      4.64      4.95      5.22      5.41      5.53
      75            3.58      3.82      4.10      4.45      4.84      5.27      5.68      6.01      6.22
      80            3.59      3.84      4.15      4.53      5.00      5.54      6.11      6.61      6.95
      85            3.60      3.85      4.17      4.58      5.10      5.73      6.44      7.12      7.63
      90            3.61      3.86      4.19      4.61      5.16      5.85      6.67      7.50      8.15
---------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------


Actuarial Basis - Installments shown in these tables are based on the Annuity 2000 Mortality Table (set back four years) with compound interest at the effective rate of 3% per year.










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FORM NS-02-VA-07.5       NATIONAL SECURITY LIFE AND ANNUITY COMPANY      PAGE 31

                [NATIONAL SECURITY LIFE AND ANNUITY COMPANY LOGO]


      Our Home Office is at 100 Court Street, Binghamton, New York, 13902.

   Our Administrative Office is at One Financial Way, Cincinnati, Ohio, 45242.







               FLEXIBLE PREMIUM DEFERRED VARIABLEANNUITY CONTRACT
                           Flexible Purchase Payments
                                Nonparticipating
                            Benefits Nontransferable


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FORM NS-02-VA-07.5                                                       PAGE 32